Exhibit 99.1

NASDAQ:ARTW                  CONTACT: Carrie Majeski (712) 864-3131


ARMSTRONG, IOWA - Art's-Way Manufacturing Co., Inc., and Miller - St. Nazianz, Inc. today (June 26, 2007) announced that they have signed a letter of intent. The letter of intent calls for Miller - St. Nazianz to sell to Art's-Way Manufacturing Co, Inc. portions of its Miller Pro product offerings. Specifically, the hay and forage lines. The sale includes all inventories, tooling, and other proprietary rights of these products. Closing is scheduled before the next selling season in September.

Art's-Way manufactures and distributes farm machinery niche products including animal feed processing equipment, sugar beet harvesting equipment, plows, land maintenance equipment, crop shredding equipment and seed planting equipment. Art's-Way also produces haylage machinery for original equipment manufactures (OEM's). After market service parts are also an important part of the Company's business. Art's-Way Manufacturing has two wholly owned subsidiary Art's-Way Vessels Inc. and Art's-Way Scientific Inc. Art's-Way Vessels manufactures pressurized tanks and vessels. Art's-Way Scientific manufactures modular animal confinement building and modular laboratories.

This news release includes "forward-looking statements" within the meaning of the federal securities laws. Statements of anticipated future results are based on current expectations and are subject to a number of risks and uncertainties, including but not limited to, quarterly fluctuations in results, customer demand for the Company's products, domestic and international economic conditions, the management of growth and other risks detailed from time to time in the Company's Securities and Exchange Commission filings. Actual results may differ markedly from management's expectations. The Company cautions readers not to place undue reliance upon any such forward-looking statements.